UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2011

FAR EAST ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-32455	88-0459590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

363 N. Sam Houston Parkway East, Suite 380, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832) 598-0470

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 10, 2011, Far East Energy Corporation, a Nevada corporation (the “Company”), entered into a placement agent agreement (the “Placement Agreement”) with Religare Capital Markets, Inc. (“Religare”) pursuant to which Religare agreed to act as placement agent on a reasonable best efforts basis in connection with the sale of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), in a registered direct public offering (the “Offering”).   In connection with the Offering, the Company has entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) dated March 11, 2011 with the investors party thereto (the “Investors”) pursuant to which the Common Stock is being sold at a purchase price of $0.5025 per share and will be issued pursuant to a prospectus supplement or supplements filed with the Securities and Exchange Commission (“SEC”) included in the Company’s shelf registration statement on Form S-3 (File No. 333-162019), which became effective on November 4, 2009.

Pursuant to the Placement Agreement, the Company has agreed to pay Religare an arranging fee equal to 3.0% of the gross proceeds of the Offering, excluding gross proceeds attributable to purchases by certain investors.  Additionally, the Company will pay a cash fee to Religare equal to $0.0025 per share issued in connection with the Offering to certain investors.  The Placement Agreement and Stock Purchase Agreement also contain customary representations, warranties, covenants, conditions to closing and indemnification obligations.

The net proceeds to the Company from the Offering, after deducting placement agent and other fees and the Company’s estimated offering expenses, are expected to be between approximately $15.0 million and $20.0 million.  The Company intends to use these net proceeds to continue the drilling, completion and testing of coalbed methane wells in China and for general corporate purposes.  Closing of the Offering is expected to occur on or about March 15, 2011, subject to the satisfaction of customary closing conditions.

The description of the Placement Agreement and Stock Purchase Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Placement Agreement and Stock Purchase Agreement filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 11, 2011, the Company issued a press release announcing the Offering.  A copy of the press release is furnished pursuant to Regulation FD as Exhibit 99.1 to this report.  The information contained in Item 7.01 of this report and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description

5.1	Opinion of Emmel & Klegerman PC

10.1	Placement Agent Agreement between Far East Energy Corporation and Religare Capital Markets, Inc.

10.2	Form of Stock Purchase Agreement

23.1	Consent of Emmel & Klegerman PC (incorporated by reference to Exhibit 5.1 of this Current Report on Form 8-K)

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 11, 2011

Far East Energy Corporation

By:	/s/ Bruce N. Huff
Bruce N. Huff
Chief Financial Officer

Index to Exhibits
Exhibit
Number	Description

5.1	Opinion of Emmel & Klegerman PC

10.1	Placement Agent Agreement between Far East Energy Corporation and Religare Capital Markets, Inc.

10.2	Form of Stock Purchase Agreement

23.1	Consent of Emmel & Klegerman PC (incorporated by reference to Exhibit 5.1 of this Current Report on Form 8-K)

99.1	Press Release